UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2024

ENBRIDGE INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-15254	98-0377957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 425 - 1st Street S.W.

Calgary, Alberta, Canada T2P 3L8

(Address of Principal Executive Offices) (Zip Code)

1-403-231-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2024, subsidiaries of Enbridge Inc., a Canadian corporation (“Enbridge”), completed a series of previously announced acquisitions from Dominion Energy, Inc., a Virginia corporation (“Dominion”), in accordance with three separate purchase and sale agreements, each dated as of September 5, 2023, pursuant to which Enbridge acquired all of the outstanding equity interests in (i) Dominion Energy Questar Corporation, Dominion Energy Gas Distribution, LLC, The East Ohio Gas Company and DEO Alternative Fuel, LLC (collectively, “EOG”), (ii)  Questar Gas Company (“Questar Gas”), Wexpro Company, Wexpro II Company, Wexpro Development Co. and Dominion Energy Wexpro Services Co. (collectively, the “Wexpro Companies”), and each of Dominion Gas Projects Co., LLC and Questar InfoComm Inc. (collectively with Questar Gas and the Wexpro Companies, “Questar”), and (iii) Public Service Company of North Carolina, Incorporated (“PSNC”).

EOG Acquisition

On March 6, 2024, Enbridge completed its acquisition of EOG pursuant to that certain purchase and sale agreement, dated as of September 5, 2023 (the “EOG Purchase Agreement”), by and between Dominion and a wholly owned subsidiary of Enbridge. In accordance with the terms and conditions of the EOG Purchase Agreement, Enbridge acquired all of the outstanding equity interests in EOG for approximately US$6.6 billion, consisting of cash consideration of approximately US$4.3 billion and assumed debt of approximately US$2.3 billion (the “EOG Acquisition”).

In connection with the closing of the EOG Acquisition, Dominion and EOG entered into a transition services agreement, pursuant to which Dominion will provide certain transition services to EOG, subject to the terms and conditions set forth therein. After the closing of the EOG Acquisition, EOG began doing business in Ohio as “Enbridge Gas Ohio”.

The foregoing description of the EOG Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the EOG Purchase Agreement, a copy of which was attached as Exhibit 2.1 to Enbridge’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 3, 2023.

Questar Acquisition

On May 31, 2024, Enbridge completed its acquisition of Questar pursuant to that certain purchase and sale agreement, dated as of September 5, 2023 (the “Questar Purchase Agreement”), by and between Dominion and a wholly owned subsidiary of Enbridge. In accordance with the terms and conditions of the Questar Purchase Agreement, Enbridge acquired all of the outstanding equity interests in Questar for approximately US$4.3 billion, consisting of cash consideration of approximately US$3.0 billion and assumed debt of approximately US$1.3 billion (the “Questar Acquisition”).

In connection with the closing of the Questar Acquisition, Dominion and Questar entered into a transition services agreement, pursuant to which Dominion will provide certain transition services to Questar, subject to the terms and conditions set forth therein. After the closing of the Questar Acquisition, Questar Gas began doing business in Utah as “Enbridge Gas Utah,” in Wyoming as “Enbridge Gas Wyoming,” and in Idaho as “Enbridge Gas Idaho”.

The foregoing description of the Questar Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Questar Purchase Agreement, a copy of which was attached as Exhibit 2.3 to Enbridge’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 3, 2023.

PSNC Acquisition

On September 30, 2024, Enbridge completed its acquisition of PSNC pursuant to that certain purchase and sale agreement, dated as of September 5, 2023 (the “PSNC Purchase Agreement”), by and between Dominion and a wholly owned subsidiary of Enbridge. In accordance with the terms and conditions of the PSNC Purchase Agreement, Enbridge acquired all of the outstanding equity interests in PSNC for approximately US$3.2 billion, consisting of cash consideration of approximately US$2.0 billion, subject to post-closing adjustments, and assumed debt of approximately US$1.2 billion (the “PSNC Acquisition”).

In connection with the closing of the PSNC Acquisition, Dominion and PSNC entered into a transition services agreement, pursuant to which Dominion will provide certain transition services to PSNC, subject to the terms and conditions set forth therein. After the closing of the PSNC Acquisition, PSNC began doing business in North Carolina as “Enbridge Gas North Carolina”.

The foregoing description of the PSNC Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the PSNC Purchase Agreement, a copy of which was attached as Exhibit 2.2 to Enbridge’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 3, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE INC. (Registrant)

Date: October 1, 2024	By:	/s/ David Taniguchi
David Taniguchi Vice President, Legal & Corporate Secretary (Duly Authorized Officer)